UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2020

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive

Spring, TX 77389

(Address of principal executive office)(Zip Code)

(832) 796-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	SWN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Senior Notes due 2028

On August 27, 2020 (the “Closing Date”), Southwestern Energy Company (the “Company”) closed its offering of $350 million aggregate principal amount of 8.375% senior notes due 2028 (the “Notes”).

The net proceeds from the offering, after deducting the underwriting discount and estimated offering expenses, were approximately $345 million. The Company intends to use the net proceeds from the offering, together with the net proceeds received from its recent common stock offering and borrowings under its revolving credit facility, to fund a redemption of Montage Resources Corporation’s (“Montage”) issued and outstanding senior notes that it will assume upon the closing of its recently announced merger with Montage (the “Merger”). The Notes will accrue interest at a rate of 8.375%, per annum, payable in cash semiannually, in arrears, on March 15 and September 15 of each year, beginning on March 15, 2021. The Notes will mature on September 15, 2028.

Indenture and Fourth Supplemental Indenture

The terms of the Notes are governed by the Indenture (the “Base Indenture”), dated as of September 25, 2017, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated August 27, 2020, among the Company, the Trustee and the guarantors named therein. The Notes will be the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future senior debt (including the Company’s existing senior notes and the Company’s revolving credit facility), rank senior to all of the Company’s existing and future subordinated debt, be effectively subordinated to any future secured obligations to the extent of the value of the assets securing such obligations, and be structurally subordinated to all debt and other obligations of the Company’s existing or future non-guarantor subsidiaries. Capitalized terms used but not defined herein shall have the meaning set forth in the Indenture.

The Indenture contains covenants that, among other things, restrict the ability of the Company to incur certain liens, to engage in sale and leaseback transactions and to merge, consolidate or sell assets. If the Company redeems the Notes before September 15, 2023, such Notes are redeemable at the Company’s election, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, plus the relevant Applicable Premium. If the Company redeems the Notes on or after September 15, 2023, such Notes are redeemable at certain percentages of the principal amount, plus accrued and unpaid interest.

On or after September 15, 2023, the Company may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the Indenture, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on September 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date:

Year	Percentage
2023	104.188%
2024	102.792%
2025	101.396%
2026 and thereafter	100.000%

At any time prior to September 15, 2023, the Company may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed, plus the relevant Applicable Premium, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

In addition, if a “change of control event” occurs, Note holders will have the option to require the Company to purchase all or any portion of the Notes at a purchase price equal to 101% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the change of control date.

The Notes are subject to special mandatory redemption at par plus accrued and unpaid interest if (i) the Merger does not close on or prior to February 12, 2021 or (ii) prior thereto, (a) the Company determines that the Merger cannot be consummated or (b) the Company determines in its sole discretion that the consummation of the Merger cannot or is not reasonably likely to be satisfied by February 12, 2021.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, the Supplemental Indenture and the form of the Note, each of which is incorporated herein by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

On August 27, 2020, the Company issued a press release announcing the closing of its offering of the Notes, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of September 25, 2017 between Southwestern Energy Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Southwestern Energy Company with the SEC on September 25, 2017)

4.2	Fourth Supplemental Indenture, dated as of August 27, 2020 among Southwestern Energy Company, U.S. Bank National Association, as trustee and the guarantors named therein

4.3	Form of 8.375% Notes due 2028 (included in Exhibit 4.2)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release of Southwestern Energy Company, dated August 27, 2020 relating to the closing of its Notes offering

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: August 27, 2020	By:	/s/ Christopher W. Lacy
	Name:	Christopher W. Lacy
	Title:	Vice President, General Counsel and Corporate Secretary